Exhibit 99.1


                  Red Hat Reports Fiscal First Quarter Results


           RALEIGH, N.C.--(BUSINESS WIRE)--June 30, 2005--Red Hat, Inc. (NASDAQ:RHAT):

           --  Revenue Up 46% From Prior Year

           --  Record Cash Flow From Operations

           Red Hat, Inc. (NASDAQ:RHAT), the world's leading provider of open source solutions to the enterprise, today announced financial results for its fiscal first quarter ended May 31, 2005.
           Total revenue for the quarter was $60.8 million, a year-over-year increase of 46% and a sequential increase of 6%. Enterprise subscription revenue was $48.7 million, an increase of 63% year-over-year and 7% sequentially.
           For the first quarter of fiscal 2006, the company reported net income of $12.4 million or $0.07 per diluted share, up from $11.8 million or $0.06 per diluted share in the prior quarter.
           The company reported $36.6 million in cash flow from operations during the first quarter, a 20% increase from the prior quarter and the highest level in the company's history.
           After repurchasing $5.1 million of common stock and $10.0 million face value of debt during the quarter, cash and investments totaled
$951.5 million at the end of May 2005. These transactions were completed in conjunction with the expanded repurchase program approved by the company's board of directors in March of this year.
           At quarter end, the company's total deferred revenue balance was $157.9 million, an increase of $20.6 million from the prior quarter and $70.1 million from the year ago period.
           "Our results for the first quarter represent a solid start to the fiscal year," stated Charlie Peters, Executive Vice President and
Chief Financial Officer of Red Hat. "We continue to experience strong customer demand. This quarter's record-level billings speak to the continued momentum we are experiencing globally for our open source solutions."
           "From an operational standpoint," Peters said, "the process improvements we implemented last quarter began to pay off earlier than we expected in terms of shorter cash collection cycles and improved cash flow from operations. Thus, despite some negative impact from recent movements in foreign currency, we remain confident in the long-term cash flow capabilities of the company. Our first quarter performance was a step forward in our stated goal of significantly growing our cash flow run rate over the course of the fiscal year."

           Other highlights from the quarter included:

           -- DSO improved by 7 days, from 64 days in the prior quarter to 57 days in the first quarter.

           -- Channel partner bookings increased to 60% of orders versus 56% last quarter and is approaching the company's previously stated long-term goal of 70%.

           -- The company released Red Hat Directory Server, providing the identity management market its first enterprise class open source solution.

           Dion Cornett, Red Hat's Vice President of Investor Relations, stated, "We are very pleased with the momentum we continue to see in our business and the open source market place. We remain committed to our customers, partners, employees and the open source community as a whole. And as this quarter's string of new records indicates, our partners and customers remain committed to Red Hat."

           About Red Hat, Inc.

           Red Hat, the world's leading open source and Linux provider, is headquartered in Raleigh, NC with satellite offices spanning the globe. Red Hat is leading Linux and open source solutions into the mainstream by making high quality, low cost technology accessible. Red
Hat provides operating system software along with middleware, applications and management solutions. Red Hat also offers support, training and consulting services to its customers worldwide and through top-tier partnerships. Red Hat's open source strategy offers customers a long term plan for building infrastructures that are based on and leverage open source technologies with focus on security and ease of management. Learn more: http://www.redhat.com

           Forward-Looking Statements

           Any statements in this press release about future expectations, plans and prospects for the company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.
Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the factors discussed in our most recent Annual Report on Form 10-K filed with the SEC (a copy of which may be accessed through the SEC's website at http://www.sec.gov), reliance upon strategic relationships, management of growth, the possibility of undetected software errors, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures and the viability of the Internet. In addition, the forward-looking statements included in this press release represent the company's views as of the date of this press release and these views could change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so.
These forward-looking statements should not be relied upon as representing the company's views as of any date subsequent to the date of the press release.

                             RED HAT, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands - except per share amounts)

                                            Three Months Ended
                                  ------------------------------------
                                          May 31,            May 31,
                                           2005               2004
                                  ------------------------------------
                                         (Unaudited)      (Unaudited)
Subscription and services revenue:
 Subscription:
  Enterprise technologies                  $48,743            $29,968
  Retail                                         -                375
  Embedded                                     497                225
                                  -----------------        -----------

   Total subscription revenue               49,240             30,568
                                  -----------------        -----------
 Services:
  Enterprise technologies                   11,383             10,486
  Embedded development services                157                710
                                  -----------------        -----------

   Total services revenue                   11,540             11,196
                                  -----------------        -----------

    Total subscription and
     services revenue                       60,780             41,764
                                  -----------------        -----------

Cost of subscription and services
 revenue:
 Subscription:
  Enterprise technologies and
   retail                                    5,119              1,913
  Embedded                                      55                 69
                                  -----------------        -----------

   Total cost of subscription
    revenue                                  5,174              1,982
                                  -----------------        -----------
 Services:
  Enterprise technologies                    6,149              5,486
  Embedded development services                645                877
                                  -----------------        -----------

   Total cost of services revenue            6,794              6,363
                                  -----------------        -----------

    Total cost of subscription
     and services revenue                   11,968              8,345
                                  -----------------        -----------

Gross profit enterprise
 technologies and retail                    48,858             33,430
Gross profit embedded                          (46)               (11)
                                  -----------------        -----------

 Gross profit on enterprise
  technologies, retail and
  embedded revenue                          48,812             33,419

Operating expense:
 Sales and marketing                        20,005             13,114
 Research and development                    9,795              7,083
 General and administrative                  9,222              6,465
 Stock-based compensation and
  amortization of intangibles                2,143              1,613
                                  -----------------        -----------

  Total operating expense                   41,165             28,275
                                  -----------------        -----------

Income (loss) from operations                7,647              5,144
Other income (expense), net                  7,735              7,336
Interest expense                            (1,566)            (1,563)
                                  -----------------        -----------

Income before provision for income
 taxes                                      13,816             10,917
Provision (benefit) for income
 taxes                                       1,381                  -
                                  -----------------        -----------

Net income                                 $12,435            $10,917
                                  =================        ===========

Net income per share:
 Basic                                       $0.07              $0.06
 Diluted                                     $0.07              $0.06

Weighted average shares
 outstanding:
 Basic                                     176,781            182,482
 Diluted                                   206,907            219,078


                             RED HAT, INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                ASSETS
                                                  May 31,    Feb. 28
                                                   2005        2005
                                                ----------  ----------
                                                (unaudited)
Current assets:
 Cash and cash equivalents                     $  244,368  $  140,169
 Investments in debt securities                $  190,134     181,028
 Accounts receivable, net                          47,672      48,402
 Estimated earnings in excess of billings           2,761       3,557
 Prepaid expenses and other current assets         13,412      12,097
                                                ----------  ----------

   Total current assets                           498,347     385,253

 Property and equipment, net                       33,137      32,726
 Goodwill and identifiable intangibles, net        91,542      90,331
 Investments in debt securities                   517,036     607,566
 Debt issue costs-convertible notes                11,293      12,269
 Other assets, net                                  6,420       5,891
                                                ----------  ----------

   Total assets                                $1,157,775  $1,134,036
                                                ==========  ==========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                              $    4,219  $    8,426
 Accrued expenses                                  25,109      21,065
 Deferred revenue                                 125,439     109,426
 Current portion of capital lease obligations          47         282
                                                ----------  ----------

  Total current liabilities                       154,814     139,199

 Deferred lease credits                             5,122       5,179
 Long term deferred revenue                        32,469      27,890
 Capital lease obligations                              -          97
 Convertible notes                                590,000     600,000
 Commitments and contingencies                          -           -
Stockholders' equity:
 Noncontrolling interest in subsidiary                428         557
 Preferred stock                                        -           -
 Common stock                                          19          19
 Additional paid-in capital                       719,330     714,604
 Deferred compensation                             (4,265)     (4,792)
 Accumulated deficit                             (219,364)   (231,798)
 Treasury stock, at cost                         (112,537)   (107,409)
 Accumulated other comprehensive income (loss)     (8,241)     (9,510)
                                                ----------  ----------

   Total stockholders' equity                     375,370     361,671
                                                ----------  ----------

   Total liabilities and stockholders' equity  $1,157,775  $1,134,036
                                                ==========  ==========

                             RED HAT, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)


                                                 Three Months Ended
                                              ------------------------
                                                  May 31,   May 31,
                                                   2005     2004/a
                                              ------------------------
                                               (Unaudited) (Unaudited)

Cash flows from operating activities:
Net income                                      $ 12,435    $  10,917
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                    3,547        2,306
  Deferred income taxes                             (193)           -
  Stock-based compensation expense                 1,185        1,288
  Net realized gain from long-term debt
   repurchase                                     (1,596)           -
  Provision for doubtful accounts                     84          748
  Amortization of debt issue costs                   782          764
  Other                                               22         (131)
Changes in operating assets and liabilities:
  Accounts receivable and estimated earnings in
   excess of billings                                596        2,149
  Prepaid expenses and other current assets       (1,404)        (463)
  Intangibles and other assets                       354         (651)
  Accounts payable                                (4,101)        (737)
  Accrued expenses                                 2,464         (568)
  Deferred revenue                                22,486       15,535
  Deferred lease credits                             (57)         (40)
                                                 --------    ---------

  Net cash provided by operating activities       36,604       31,117
                                                 --------    ---------

Cash flows from investing activities:
 Purchase of investment securities                (8,600)    (585,280)
 Proceeds from sales and maturities of
  investment securities                           91,286      224,188
 Net change in other investments                    (767)           -
 Purchase of property and equipment               (3,272)      (5,368)
                                                 --------    ---------

  Net cash provided by (used in) investing
   activities                                     78,647     (366,460)
                                                 --------    ---------

Cash flows from financing activities:
 Repurchase of convertible debt                   (8,210)           -
 Structured stock repurchases                      1,031            -
 Proceeds from issuance of common stock under
  Employee Stock Purchase Plan                       727          872
 Proceeds from exercise of common stock options    1,706       10,410
 Purchase of treasury stock                       (5,128)           -
 Payments on capital lease obligations              (332)        (248)
                                                 --------    ---------

  Net cash (used in) provided by financing
   activities                                    (10,206)      11,034
                                                 --------    ---------

Effect of foreign currency exchange rates on
 cash and cash equivalents                          (846)      (1,304)
Net increase (decrease) in cash and cash
 equivalents                                     104,199     (325,613)
Cash and cash equivalents at beginning of the
 period                                          140,169      461,304
                                                 --------    ---------

Cash and cash equivalents at end of period      $244,368    $ 135,691
                                                 ========    =========

   /a: Reclassed to conform with current period.



    CONTACT: Red Hat, Inc.
             Leigh Day, 919-754-4369; lday@redhat.com or
             Linda Brewton, 919-754-4476; lbrewton@redhat.com